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                                CONTRIBUTION AGREEMENT



     This Contribution Agreement (this "Agreement"), dated as of January 31, 1998, is entered into by Terry Considine ("Stockholder"), and Commercial Assets, Inc., a Maryland corporation (the "Company"). The Stockholder and the Company are collectively referred to in this Agreement as the "Parties", and each a "Party."

     WHEREAS, Stockholder owns free and clear an aggregate of ______ shares of Common Stock, par value $0.01 per share (the "Shares"), of CAII Holdings, Inc., a Delaware corporation (the "Entity"); and

     WHEREAS, Stockholder and Company intend for this Agreement to set forth the terms and conditions upon which Stockholder is agreeing to contribute and deliver to Company, and Company is agreeing to acquire from Stockholder, the Shares, free and clear of all liabilities, obligations, claims, liens, options, charges, encumbrances and restrictions of any kind whatsoever, except that the Company agrees that upon the satisfaction of certain conditions to distribute the Shares to the stockholders of the Company;

     NOWTHEREFORE, in consideration of the covenants, representations, warranties and agreements contained herein and intending to be legally bound hereby, the Parties hereto agree as follows:

     I.   CONTRIBUTION OF SHARES

          1.1.  SHARES TO BE CONTRIBUTED.   Upon the terms and subject to the
conditions of this Agreement, at the Closing provided for in Section 1.3 hereof (the "Closing"), Stockholder will assign and deliver to Company, and Company will acquire from Stockholder, good, valid and marketable title to the Shares, free and clear of all liabilities, obligations, claims, liens, options, charges, encumbrances and restrictions of any kind whatsoever, except for the restrictions set forth herein and the restrictions which will be set forth in the Dividend Agreement. On the Closing Date, Stockholder will deliver to Company a stock certificate or certificates representing the Shares, duly endorsed or accompanied by stock powers duly executed in blank, and otherwise in proper form for transfer on the books of the Entity, together with stamps or other evidence for any applicable stock transfer tax or provision for payment thereof, all in a form satisfactory to Company.

          1.2. CONSIDERATION. Upon the terms and subject to the conditions of this

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Agreement, in reliance on the representations, warranties and agreements of
Stockholder contained herein, and in full consideration of the aforesaid assignment and delivery of the Shares, the Company shall (i) deliver or cause to be delivered to Stockholder at the Closing cash of $1.00 and (ii) shall enter into an agreement with Stockholder satisfactory to Stockholder (the "Dividend Agreement") providing for the distribution of the Shares to the stockholders of the Company within six months following the Closing Date.

          1.3. CLOSING. The Closing of the transactions contemplated by this Agreement shall take place on March 16, 1998 or such other date as mutually agreed by the Parties. The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date."

          1.4. DELIVERY BY STOCKHOLDER. At the Closing, Stockholder will deliver to Company the following:

     (a) Certificates representing the Shares, in proper form for transfer in accordance with Section 1.1 hereof;

     (b) Evidence of payment of the securities transfer tax due in respect of the Shares; and

     (c) All other previously undelivered documents, instruments and writings required to be delivered by Stockholder to Company pursuant to this Agreement or otherwise required in connection herewith.


          1.5. DELIVERY BY COMPANY. At the Closing, Company will deliver to Stockholder (i) cash in amount of $1.00 and (ii) the Dividend Agreement, in form and on terms satisfactory to the Stockholder.

     II.  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

          Stockholder hereby represents and warrants to Company as follows:

          2.1. OWNERSHIP OF SHARES. Stockholder owns and has the complete and unrestricted power and the unqualified right to assign, transfer and deliver to Company at the Closing, and Company is acquiring at the Closing, good, valid and marketable title to the Shares, free and clear of all liabilities, obligations, claims, liens, options, charges, encumbrances and restrictions of any kind whatsoever, except for those restrictions set forth in this Agreement or in the Dividend Agreement. There are no outstanding options,


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warrants, or rights to purchase or acquire any of the Shares or any other securities of the Entity.

          2.2. CAPITALIZATION OF THE ENTITY. As of the date of this Agreement, the authorized capital stock of the Entity consists of 1,000 shares of common stock, par value $0.01 per share, of which ________ shares are issued and outstanding, there are no other outstanding securities which represent an equity interest in the Entity. All of the Shares are owned by Stockholder free and clear of all liabilities, obligations, claims, liens, options, charges, encumbrances, and restrictions of any kind whatsoever.

          2.3. CONSENTS AND APPROVALS. Except as otherwise contemplated by this Agreement, no consent, approval, license, permit or authorization of, or declaration, filing or registration with, any third party or any public body or authority is required in connection with (a) Stockholder's execution and delivery of this Agreement, or (b) the consummation of the transactions contemplated hereby by Stockholder.

     III. REPRESENTATIONS AND WARRANTIES OF COMPANY

          Company hereby represents and warrants to Stockholder as follows:

          3.1.  AUTHORIZATION.   Company has the full corporate power and
authority to enter into, execute and consummate the transactions contemplated by this Agreement. Company has taken all action required by law and its Certificate of Incorporation and By-Laws or otherwise to authorize the execution and delivery of this Agreement and the transactions contemplated hereby.

          3.2. CONSENTS AND APPROVALS. Except as otherwise contemplated by this Agreement, no consent, approval, license, permit or authorization of, or declaration, filing or registration with, any third party or any public body or authority is required in connection with (a) Company's execution and delivery of this Agreement, or (b) the consummation of the transactions contemplated hereby by Company.

     IV.  OTHER OBLIGATIONS OF THE PARTIES

          4.1. RESTRICTIONS PENDING THE CLOSING. Without the prior written consent of Company, Stockholder agrees that from the date hereof until the Closing, Stockholder will not directly or indirectly enter into any agreement, offer of enter into any agreement, or encourage or participate with any third party in any agreement concerning the acquisitions of the Shares of any similar arrangements or transactions.


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          4.2.  OTHER TRANSACTIONS.  Stockholder shall not directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any corporation, partnership, person, or other entity or group, other than Company, concerning any merger, sale of securities, sale, lease or transfer of substantial assets or any other similar transactions involving the Entity or the Shares.

          4.3. BEST EFFORTS. The Parties will use their respective beat efforts to satisfy all conditions precedent to the obligations of such other Party, including, without limitation, obtaining prior to the Closing all consents necessary, in the opinion of counsel for Company, to the consummation of the transactions contemplated hereby. All such consents will be in writing and in form and substance satisfactory to Company and executed counterparts thereof will be delivered to Company promptly after receipt thereof by Stockholder or the Entity but in no event later than the Closing.

          4.4. DIVIDEND AGREEMENT. Prior to the Closing, the Stockholder and the Company shall enter into the Dividend Agreement which shall provide, among other things, that following Closing the Company (i) will use its best efforts to contribute or cause to be contributed assets to the Entity which would make the Entity a viable stand-alone entity which would meet the eligibility requirements for listing on the New York Stock Exchange or the NASDAQ National Market, (ii) following completion of the events in clause (i) above, will cause the Entity to be listed on the New York Stock Exchange or the NASDAQ National Market and will distribute the Shares and all other equity securities in the Entity to the stockholders of the Company. If the Company is unable to cause the Entity to be listed on the New York Stock Exchange of the NASDAQ National Market within six months following Closing, the Company shall, upon the six month anniversary of this Agreement, cause payment to be made to the Stockholder in an amount necessary to reasonably compensate the Stockholder for the value of the Shares on the date hereof.

     V.   CONDITIONS TO OBLIGATIONS OF COMPANY

          The obligations of Company under this Agreement are subject to the satisfaction at the Closing of each of the following conditions:

          5.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Stockholder contained herein and in any schedule, instrument, list, certificate or writing delivered by Stockholder pursuant to this Agreement shall be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as such date, except for any changes, contemplated by the terms of this Agreement.

          5.2.  PERFORMANCE.  Stockholder shall have performed and


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complied in all material respects with agreements, obligations and conditions required by this Agreement to be so performed or complied with by it at or prior to the Closing as set forth in Section 1.4 hereof.

          5.3. NO INJUNCTION. On the Closing Date there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction imposing any conditions on the commsummation of the transactions contemplated hereby which Company deems unacceptable.

          5.4. DOCUMENTS. All documents to be delivered by Stockholder to Company at the Closing shall be in the form and substance reasonably satisfactory to Company.

          5.5. CONSENTS AND APPROVALS. All licenses, permits, consents, approvals and authorizations of all third parties and governmental bodies and agencies shall have been obtained which, in the judgment of Company, are necessary in connection with the consummation of the purchase of the Shares.

     VI.  CONDITIONS TO OBLIGATIONS OF STOCKHOLDER

          The obligations of Stockholder under this Agreement are subject to the satisfaction at the Closing of each of the following conditions:

          6.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Company contained herein shall be true, complete and accurate as of the date when made at and as of the Closing Date as though such representations and warranties wore made at and as of such date, except for any changes contemplated by the terms of this Agreement.

          6.2. PERFORMANCE. Company shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by it at or prior to the Closing.

          VII. TERMINATION OF AGREEMENT

          7.1 TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Closing:

     (a) by mutual written agreement of Stockholder, the Company and the vote of a majority of the outside directors of the Company; or


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     (b)  by Company, if the Closing Date has not occurred by September 30,
     1998.

          7.2. PROCEDURE UPON TERMINATION. In the event of termination by Stockholder or by Company, written notice thereof shall forthwith be given to the other Party and the transactions contemplated by this Agreement shall be terminated, without further action by either Party. If the transactions contemplated by this Agreement are terminated as provided herein:

     (a) all confidential information received by Stockholder on the one hand or Company on the other with respect to the business of the other Party shall be returned; and

     (b) such terminations shall not in any way limit or restrict the rights and remedies of Stockholder on the one hand or Company on the other against the other Party hereto which has violated or breached any of the representations, warranties, agreements or other provisions of this Agreement prior to termination hereof.

     VII. MISCELLANEOUS

          8.1. COMMISSIONS. Each of the Parties hereto represents and warrants that, except as previously disclosed to the other in writing, no broker or finder is entitled to any brokerage or finder's fee or other commission in connection with transactions contemplated hereby. Each of the Parties hereto will pay or discharge, and will indemnify and hold the other harmless from and against any and all claims or liabilities for brokerage commissions or finder's fees incurred by reason of any action taken by it.

          8.2. EXPENSES; TAXES, ETC. Except as otherwise provided herein, each Party hereto will pay all fees and expenses incurred by it in connection with this Agreement; PROVIDED, HOWEVER, that all securities transfer taxes and other fees will be paid by Company. All other taxes, including without limitation, all sales and use taxes incurred in connection with this Agreement and the transactions contemplated hereby will be borne solely by Company.

          8.3. FURTHER ASSURANCES. From time to time, at Company's request and without further consideration, Stockholder will execute and deliver to Company such documents and take such other action as Company may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in Company good, valid and marketable title to the Shares.

          8.4. PART IN INTEREST; ASSIGNABILITY. This Agreement will be binding upon,


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inure to the benefit of, and be enforceable by, the respective successors and assigns of the Parties hereto; PROVIDED, HOWEVER, that the Parties may not assign their respective rights and obligations hereunder without the prior written consent thereto of the other Party; notwithstanding the foregoing, Company may freely assign its rights and obligations hereunder to one or more of its affiliates.

          8.5. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, the exhibits, the schedules and other writings referred to herein or delivered pursuant hereto which form a part hereof, contain the entire understanding of the Parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the Parties with respect to this subject matter. This Agreement may be amended only by a written instrument duly executed by the Parties and by a representative signing on behalf of a majority of the outside directors of the Company. Any condition to a Party's obligations hereunder may be waived in writing by such Party.

          8.6. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CHOICE OF LAW RULES.

          8.7. THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the Parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

                                    *  *  *  *  *


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          IN WITNESS WHEREOF, this Agreement has been duly executed, duly authorized and delivered by Stockholder and Company on the date first above written.


                                        COMMERCIAL ASSETS, INC.


                                        By:
                                           ----------------------------
                                        Name: Terry Considine
                                        Its:  Co-Chief Executive Officer



                                        TERRY CONSIDINE


                                        Signed:
                                               ------------------------



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